UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Ensco plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0635229 (IRS Employer Identification No.)

6 Chesterfield Gardens London, England (Address of principal executive offices)	W1J 5BQ (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.00% Senior Notes Due 2024	New York Stock Exchange LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-215853
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
The class of securities to be registered hereby is the 8.00% Senior Notes due 2024 (the “Notes”) of Ensco plc, a public limited company organized under the laws of England and Wales (the “Company”). A description of the Notes is set forth in the section captioned “Description of the Notes” in the prospectus included in the Registration Statement on Form S-4 of the Company (Registration No. 333-215853) filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2017.

Item 2.	Exhibits.

Exhibit No	Description of Exhibit
4.1.
Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.
Fourth Supplemental Indenture dated as of January 9, 2017 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 11, 2017).

4.3.	Form of Global Note for 8.00% Senior Notes due 2024 (Included in Exhibit 4.2).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ensco plc
Date: April 6, 2017	By:	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit No	Description of Exhibit
4.1.
Indenture dated as of March 17, 2011 (the “Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (incorporated herein by reference to Exhibit 4.22 to Post-Effective Amendment No. 2 to the Registration Statement of the Company on Form S-3 (File No. 333-156705) filed on March 17, 2011).

4.2.
Fourth Supplemental Indenture dated as of January 9, 2017 by and between Ensco plc and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 11, 2017).

4.3.	Form of Global Note for 8.00% Senior Notes due 2024 (Included in Exhibit 4.2).

4